Exhibit 11

                        Consent of Independent Auditors
                        -------------------------------

The Board of Trustees of LAMCO TRUST I and
Shareholders of Liberty All-Star Growth and Income Fund:

We consent to the use of our report dated January 11, 1999 included herein and to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
January 11, 1999